Exhibit 99.1

TULSA, Okla., Feb 02, 2010 /PRNewswire via COMTEX News Network/ – ONEOK Partners, L.P. (NYSE: OKS) today announced that it priced a public offering of 5.25 million of its common units, representing limited partner interests, at $60.75 per unit.

ONEOK Partners also granted the underwriters a 30-day option to purchase up to an additional 787,500 common units to cover any over-allotments. A subsidiary of ONEOK, Inc. (NYSE: OKE) will contribute approximately $6.5 million to maintain its 2 percent general partner interest.

ONEOK Partners expects to use the net proceeds, after deducting underwriting discounts and commission and expenses, to reduce the debt outstanding under its $1 billion revolving credit facility and for general partnership purposes.

As a result of this public offering, ONEOK Partners will have approximately 65.2 million common units and 36.5 million Class B units outstanding.

UBS Investment Bank, BofA Merrill Lynch, Citi, Morgan Stanley and Wells Fargo Securities are acting as joint book-running managers. Barclays Capital, Goldman Sachs & Co. and J.P. Morgan are acting as senior co-managers. Madison Williams and Company, Oppenheimer & Co., RBC Capital Markets and Stifel Nicolaus are acting as junior co-managers.

A copy of the prospectus and prospectus supplement may be obtained from the underwriters as follows:

UBS Investment Bank

Attention: Prospectus Department

299 Park Avenue

New York, NY 10171

Toll free: 888-827-7275

BofA Merrill Lynch

Attention: Preliminary Prospectus Department

4 World Financial Center

New York, NY 10080

E-mail: prospectusrequests@ml.com

Citi

Attention: Prospectus Delivery Department

Brooklyn Army Terminal

140 58th Street, 8th floor

Brooklyn, NY 11220

E-mail: batprospectusdept@citi.com

Toll free: 800-831-9146

Morgan Stanley

Attention: Prospectus Dept.

180 Varick Street, 2nd floor

New York, NY 10014

E-mail: prospectus@morganstanley.com

Telephone: 866-718-1649

Wells Fargo Securities

Attention: Equity Syndicate Dept.

375 Park Avenue

New York, NY 10152

E-mail: equity.syndicate@wachovia.com

Telephone: 800-326-5897

ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded master limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 42.9 percent of the overall partnership interest after the offering announced in this news release, but before the underwriters’ over-allotment option. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

Some of the statements contained in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements relate to our anticipated financial performance, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. These forward-looking statements are made in reliance on the safe-harbor protections provided under the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained in this news release identified by words such as “anticipate,” “estimate,” “plan,” “expect,” “forecast,” “guidance,” “intend,” “believe,” “should,” “project,” “goal,” “could,” “may,” “continue,” “might,” “potential,” “scheduled” and other words and terms of similar meaning. You should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. These and other risks are described in greater detail in Item 1A, Risk Factors, in our Annual Report on Form 10-K. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

OKS-FI

OKE-FI

Analyst Contact:	Andrew Ziola
918-588-7163
Media Contact:	Megan Washbourne
918-588-7572

SOURCE ONEOK Partners, L.P.

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